UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2005

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 14, 2005, our wholly owned subsidiary, Celadon Trucking Services, Inc., a New Jersey corporation, entered into and closed an Asset Purchase Agreement with PFT Roberson, Inc., an Illinois corporation, and its wholly owned subsidiary, CX Roberson, Inc., an Illinois corporation (PFT Roberson, Inc. and CX Roberson, Inc., together, the "Seller"). The Agreement provides for the purchase of the truckload van business and approximately 370 tractors and 670 van trailers of CX Roberson, Inc. for $22,700,000, subject to certain post-closing adjustments. The Agreement is filed as Exhibit 2.1 and the press release announcing the closing as Exhibit 99.1 to this Current Report on Form 8-K.

There were no material relationships between the Seller and us or any of our affiliates, directors, or officers, or any associates of our directors or officers.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	2.1	Asset Purchase Agreement dated January 14, 2005, by and among PFT Roberson, Inc., CX Roberson, Inc., and Celadon Trucking Services, Inc.

	99.1	Press release dated January 18, 2005, announcing closing of the acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: January 21, 2005	By: /s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
2.1	Asset Purchase Agreement dated January 14, 2005, by and among PFT Roberson, Inc., CX Roberson, Inc., and Celadon Trucking Services, Inc.

99.1	Press release dated January 18, 2005, announcing closing of the acquisition